Exhibit 99(a)



Press Release

      MicroFinancial Announces Richard Latour Named Chief Executive Officer

WALTHAM, Mass.--Oct. 11, 2002--MicroFinancial Incorporated (NYSE-MFI), a leader in Microticket leasing and finance, announced Richard Latour, President and Chief Operating Officer will assume the additional role and title of Chief Executive Officer.

In addition, Peter Bleyleben, Ph.D will resign as Chief Executive Officer, but will remain as Chairman of the Board.

Chairman of the Board Peter Bleyleben, Ph.D, commented, "The board of directors and I believe that Richard Latour is the best candidate to lead MicroFinancial in its pursuit of new strategic opportunities that should increase shareholder value overtime."

Richard Latour, President and Chief Operating Officer, stated, "We would like to thank Peter for his significant contributions and services to the Company over the past fifteen years. Peter will continue to be a member of the team and we look forward to his ongoing guidance and support."

MicroFinancial Inc. (NYSE: MFI), headquartered in Waltham, MA, and with additional locations in Woburn, MA and Herndon, VA, is a financial intermediary specializing in leasing and financing for products in the $500 to $10,000 range. The company has been in operation since 1986 and has been profitable each year since 1987.

Statements in this release that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In addition, words such as "believes,"
"anticipates," "expects," "views, " and similar expressions are intended to identify forward-looking statements. The Company cautions that a number of important factors could cause actual results to differ materially from those expressed in any forward-looking statements made by or on behalf of the Company. Readers should not place undue reliance on forward-looking statements, which reflect the management's view only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances. The Company cannot assure that it will be able to anticipate or respond timely to changes which could adversely affect its operating results in one or more fiscal quarters. Results of operations in any past period should not be considered indicative of results to be expected in future periods. Fluctuations in operating results may result in fluctuations in the price of the Company's common stock. For a more complete description of the prominent risks and uncertainties inherent in the Company's business, see the risk factors described in documents the Company files from time to time with the Securities and Exchange Commission.

Contact:
     MicroFinancial Inc.
     Richard F. Latour, 781/890-0177
     President & COO
     Fax: 781/890-1368